UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2013 (September 13, 2013)

Avago Technologies Limited

(Exact name of registrant as specified in its charter)

Singapore	001-34428	98-0682363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Yishun Avenue 7 Singapore 768923	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (65) 6755-7888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On September 13, 2013, the board of directors (the “Board”) of Avago Technologies Limited (“Avago” or the “Company”) approved a special, long-term compensation and retention equity award to Hock E. Tan, the Company’s President and Chief Executive Officer, consisting of performance-based options to acquire an aggregate of 2,500,000 ordinary shares of the Company (the “Shares”). The options will only become exercisable if Avago Shares trades for sustained periods at increasing prices between $50 and $75 per Share. This tiered, performance-based award is intended to incentivize Mr. Tan to lead the Company to sustained, superior financial and operational performance, continuing the performance Mr. Tan has accomplished since he joined the Company. The award, designed in consultation with and upon the advice of the Compensation Committee’s external, independent compensation consultant, emphasizes sustainable shareholder value creation. The value Mr. Tan will realize from the award will depend on his ability to continue to successfully grow the Company over the next four to seven years and thereby achieve the corresponding significant, sustained increases in the Company’s share price needed to meet the performance requirements of the award.

James V. Diller, Sr., Chairman of the Company’s Board, said “Under Hock’s leadership, since its IPO in August 2009, the Company’s share price has increased over 160%, delivering terrific value to shareholders over this four-year period. The Company is now well positioned to deliver additional shareholder value in the future, and this award is designed to align with and reinforce the Company’s pay-for-performance philosophy. The long-term, performance-based nature of this award is intended to retain Hock as President and CEO, and to incentivize him and reward him for substantial future improvements in Company performance only to the extent the Company’s share price meets price hurdles well in excess of Avago’s current share price. We believe that this strongly reinforces and more closely aligns his interests with those of our shareholders.”

The award was made under the Company’s 2009 Equity Incentive Award Plan (the “2009 Plan”) and consists of (i) an option to acquire 1,750,000 Shares with an effective grant date of September 13, 2013 and a strike price of $38.99 per Share, which was the closing price per Share, as reported on the Nasdaq Global Select Market (the “Nasdaq”), on that date (“Option #1”) and (ii) and an option to acquire 750,000 Shares with an effective grant date of January 2, 2014, and which will have a strike price equal to the closing price per Share, as reported on the Nasdaq on the effective grant date (“Option #2” and together with Option #1, the “Options”). The Options will vest in four equal installments over a four-year period from their respective dates of grant, based on Mr. Tan’s continued service to the Company; however, the Options will only become exercisable as to any tranche thereof if the relevant Price Contingency for each such tranche is or has been achieved. The Options have a term of seven years from their respective dates of grant.

The “Price Contingency” for each tranche of the Options set forth in the table below shall mean the date on which the average of the closing prices per Share, as reported on the Nasdaq, over a 30 consecutive trading-day period (the “30-Day Average Price”) is equal to or greater than the relevant price set forth in the table below:

30-Day Average Price (U.S.$)	Option #1: Number of Option Shares Subject to the Price Contingency	Option #2: Number of Option Shares Subject to the Price Contingency
$50.00	350,000	150,000
$56.75	350,000	150,000
$62.50	350,000	150,000
$68.75	350,000	150,000
$75.00	350,000	150,000

The satisfaction of a particular Price Contingency with respect to the Options shall also constitute satisfaction of all other Price Contingencies for the Option having a lower 30-Day Average Price. If any Price Contingency is not satisfied prior to the expiration, termination or cancellation of an Option pursuant to its terms, both the relevant vested tranche as to which such Price Contingency relates and all unvested tranches of such Option shall thereupon expire, terminate or be cancelled.

In the event of the closing of a Change in Control (as defined in the 2009 Plan) in which the effective price per Share paid by the acquiror meets or exceeds a 30-Day Average Price related to a particular Price Contingency tranche of the Options, as set forth in the table above, the Price Contingency relating to each tranche of the Options having a lower 30-Day Average Price shall be deemed met, and the Options shall become exercisable as to such tranche, in each case, irrespective of whether such price is maintained for 30 consecutive trading days. Unless the Options are assumed by the acquiror in a Change of Control transaction, the Options shall become fully vested immediately prior to the closing of such transaction, but shall remain subject to the requirement that the Options only become exercisable as to those tranches of the Options for which the relevant Price Contingencies is or have been achieved. Any tranches of the Options for which the relevant Price Contingencies have not been met as of the closing of such Change in Control transaction in which the Options are not assumed by the acquiror shall terminate upon such closing.

The Options are also subject to the terms and conditions of the Company’s form of option agreement under the 2009 Plan and the foregoing description of the Options in this Current Report on Form 8-K is qualified in its entirety by reference to the form of option agreement and to the 2009 Plan, copies of which were previously filed with the Securities and Exchange Commission (the “SEC”) (see Exhibits 10.17 and 10.36 to the Company’s Annual Report on Form 10-K filed with the SEC on December 17, 2012).

Item 7.01.     Regulation FD

Based on (i) an assumed 252 million Shares outstanding on a fully diluted basis, as reported in the Company’s Quarterly Report on Form 10-Q filed with the SEC on September 13, 2013 (the “10-Q”) (which number will change over time), and (ii) a price per Share of $38.99 as of September 13, 2013, achievement of the lowest Price Contingency for the Options of $50.00 per share would result in an increase in the market capitalization of the Company of approximately $2.8 billion, or 28%, and achievement of the highest Price Contingency of the Options would result in an increase in the market capitalization of the Company of approximately $9.1 billion, or 92%.

The Company currently estimates that Option #1 will result in additional share-based compensation expense of approximately $25 million, in the aggregate, which will be amortized over a four-year period commencing on the grant date of Option #1. This is expected to result in additional share-based compensation expense of approximately $1.5 million for the fourth fiscal quarter of the Company’s fiscal year ending November 3, 2013, which will result in a corresponding increase in the Company’s GAAP operating expenses for the quarter. The aggregate estimated share-based compensation expense amount was estimated using Monte Carlo simulation techniques in accordance with the requirements of Accounting Standards Codification Topic 718, based on the strike price of $38.99 for Option #1, using the same methodology as is set forth in the 10-Q (see Note 7. to the Unaudited Condensed Consolidated Financial Statements of the 10-Q). The above information does not include any estimate for share-based compensation expense associated with Option #2, which grant will not become effective until January 2, 2014.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

None

The information contained in Item 7.01 of this Current Report on Form 8-K, shall not be incorporated by reference into any filing of the registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements which address our expected future business and financial performance. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future Company or industry performance, based on management’s judgment, beliefs, current trends and market conditions, and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Accordingly, we caution you not to place undue reliance on these statements. For Avago, particular uncertainties that could materially affect future results include global economic conditions and concerns; cyclicality in the semiconductor industry or in our target markets; quarterly and annual fluctuations in operating results; loss of our significant customers; increased dependence on the volatile, wireless handset market; our competitive performance and ability to continue achieving design wins with our customers; market acceptance of the end products into which our products are designed; our ability to achieve the growth prospects and synergies expected from acquisitions we may make, including CyOptics, Inc.; delays, challenges and expenses associated with integrating acquired companies with our existing businesses, including CyOptics, Inc.; our dependence on contract manufacturing and outsourced supply chain and our ability to improve our cost structure through our manufacturing outsourcing program; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities or other significant operations; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to maintain or improve gross margin; our ability to maintain tax concessions in certain jurisdictions; our ability to protect our intellectual property and any associated increases in litigation expenses; dependence on and risks associated with distributors of our products; any expenses associated with resolving customer product and warranty and indemnification claims; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature. Our Quarterly Report on Form 10-Q filed on September 13, 2013 and other filings with the Securities and Exchange Commission, or “SEC” (which you may obtain for free at the SEC’s website at http://www.sec.gov) discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 17, 2013

Avago Technologies Limited

By:	/s/ Anthony E. Maslowski
Name:	Anthony E. Maslowski
Title:	Chief Financial Officer